Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 7 to the Registration Statement No. 333-173970 of Hutchinson Technology Incorporated on Form S-4 of our report dated December 10, 2010, relating to the financial statements and financial statement schedule of Hutchinson Technology Incorporated (which report expressed an unqualified opinion and includes an explanatory paragraph regarding the change in its method of accounting for convertible debt instruments) for the year ended September 26, 2010, appearing in the prospectus, which is part of this Registration Statement; and, we consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated December 10, 2010 relating to the effectiveness of the Company’s internal control over financial reporting incorporated by reference from Item 9A of the Annual Report on Form 10-K for the year ended September 26, 2010.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

July 8, 2011